SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 19, 2006

UNIVISION COMMUNICATIONS INC.

(Exact name of registrant as specified in charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-12223	95-4398884
(Commission File Number)	(IRS Employer Identification No.)

1999 Avenue of the Stars, Suite 3050
Los Angeles, CA 90067

(Address of principal executive offices)

(310) 556-7676

(Registrant’s telephone number, including area code)

NO CHANGE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Effective April 19, 2006, Ricardo Maldonado Yañez, Secretaria del Consejo de Administración (Secretary of the Counsel of Administration) of Televisa, S.A. de C.V., (“Televisa”) and a member of the law firm of Mijares, Angoitia, Cortes & Fuentes SC was elected to fill a vacancy as a Class T Director of Univision Communications Inc. (the “Company”) by the holders of the Class T Common Stock as provided in the Company’s charter documents.

To the extent required by Item 5.02 of Form 8-K, the description in the Company’s 2006 annual proxy statement filed with the Securities and Exchange Commission on March 17, 2006 with respect to relationships and transactions between the Company and Televisa under the captions “Certain Relationships and Related Transactions -Program License Agreements,” “-International Program Rights Agreement,” “-Distribution Agreement-Televisa,” “-Televisa Soccer Agreement,” “ -Participation Agreement,” “-Warrants,” “-Registration Rights Agreement,” “-Pay Television Venture,” “-Co-Production Agreement,” and “-Fonovisa Music Group” is hereby incorporated by reference into this Item 5.02 pursuant to General Instruction B.3 of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVISION COMMUNICATIONS INC.
Date: April 24, 2006
	By:	/s/ C. Douglas Kranwinkle
Name: C. Douglas Kranwinkle
Title: Executive Vice President